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                                                                   Exhibit 7(g)

                                Amendment No. 1

Effective as of the latest execution date of this Amendment, American Skandia Life Assurance Corporation ("Reinsured") and Pruco Reinsurance Ltd. ("Reinsurer") amend the Amended and Restated Automatic Coinsurance Agreement effective as of December 31, 2004 reinsuring the Guaranteed Return Option (GRO) riders written by the Reinsured (the "Agreement") as follows. This Amendment shall be attached to and become a part of the Agreement.

Article IX General Provisions (7) Premium Taxes is repealed and replaced with the following:

    7. Premium Taxes. The Reinsurer will reimburse the Reinsured for any applicable premium taxes incurred that are directly attributable to the reinsured GRO benefit riders.

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This Amendment does not alter, amend or modify the Agreement other than as set forth herein, and it is otherwise subject to all the terms and conditions of the Agreement together with all amendments and supplements thereto.

Executed in Duplicate By:

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

At     -----------------------

On:         -------------------------

Signature:  -------------------------

By:         -------------------------

Title:      -------------------------

PRUCO REINSURANCE LTD

At     -----------------------

On:         -------------------------

Signature:  -------------------------

By:         -------------------------

Title:      -------------------------

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